UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA	95052-8039
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In a Current Report on Form 8-K filed on March 11, 2011 (the “Initial Filing”), Applied Materials, Inc. (“Applied”) disclosed that at its 2011 Annual Meeting of Stockholders held on March 8, 2011, Applied’s stockholders indicated their preference for the advisory vote on executive compensation to be held annually, which annual frequency was also the recommendation of Applied’s Board of Directors. Applied hereby amends its Initial Filing to disclose its decision to implement annual frequency after such vote. Except as stated herein, the Initial Filing shall remain in effect.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Applied has determined that it will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of Applied’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: July 1, 2011

	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney Senior Vice President, General Counsel and Corporate Secretary